Exhibit 8.1

Dykema Gossett PLLC 10 S. Wacker Drive Suite 2300 Chicago, IL 60606 www.dykema.com Tel: (312) 876-1700 Fax: (312) 876-1155

June 11, 2021

Allied Integral United, Inc.

8800 Village Drive, Suite 201

San Antonio, Texas 78217

Ladies and Gentlemen:

We have acted as special counsel to Allied Integral United, Inc., a Delaware corporation (the “Company”), which conducts business under the name “Clearday”, with respect to certain legal matters in connection with (i) the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 14, 2021 (as such agreement may be amended, including, without limitation, the amendment and restatement effective on or about June 14, 2021, the “Agreement”), which terminated, without any liability, a prior agreement and plan of merger by and among Superconductor Technologies Inc., a Delaware corporation (“Parent”), AIU Special Merger Company, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company in accordance with the Delaware General Corporation Law (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and (ii) a reverse stock split of Parent’s issued and outstanding common stock (the “Reverse Stock Split”). We are delivering the opinion set forth herein in connection with the filing of the Registration Statement (File No. 333-256138) of Parent on Form S-4, which includes the joint proxy and consent solicitation statement/prospectus, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2021, as amended and supplemented through the date hereof (the “Registration Statement”). In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” (relating to certain tax consequences of the Merger) (the “Merger Tax Discussion”) and “Material U.S. Federal Income Tax Consequences of the Superconductor Reverse Stock Split” (relating to certain tax consequences of the Reverse Stock Split) (the “Reverse Stock Split Discussion”) in the Registration Statement. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Allied Integral United, Inc.

June 11, 2021

For purposes of the opinion set forth below, we have reviewed and relied upon the Agreement, the Registration Statement, and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Merger will be completed in the manner set forth in the Agreement and in the Registration Statement, without the waiver or modification of any of the terms or conditions contained therein. We have further relied upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) set forth in the letters of representation from the Company and Parent to us dated the date hereof (the “Representation Letters”), and have assumed that such factual statements and representations are true, correct and complete as of the date hereof and will continue to be true, correct and complete at all times up to and including the Effective Time (as if made as of such time) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have further assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, that the signatures on all such documents are genuine and that all such documents have been duly authorized, executed, and delivered. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have also assumed that: (i) the transactions contemplated by the Agreement, the Registration Statement and any other SEC filings will be consummated in accordance therewith, and no transaction or condition described therein and affecting this opinion will be waived by any party or modified in any respect; and (ii) the Merger will be reported by Company, Merger Sub, Parent and their respective subsidiaries and shareholders on their respective federal income tax returns in a manner consistent with the opinion set forth below. Any inaccuracy in, or any breach of, any of the preceding assumptions or representations, warranties, covenants or statements in the foregoing documents or the failure to consummate the Merger in accordance with the terms of the Agreement and as described in the Registration Statement may adversely affect our opinion.

Based upon the foregoing, and subject to the assumptions, limitations, exceptions and qualifications set forth herein and in the Registration Statement, it is our opinion, under currently applicable U.S. federal income tax law, that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code or as an “exchange” satisfying the requirements of Section 351(a) of the Code, (ii) the portions of the Merger Tax Discussion that describe provisions of certain matters of material U.S. federal income tax law and regulations, or legal conclusions with respect thereto, fairly and accurately present and summarize, in all material respects, the matters discussed therein as of the date hereof, and (iii) the portions of the Reverse Stock Split Discussion that describe provisions of certain matters of material U.S. federal income tax law and regulations, or legal conclusions with respect thereto, fairly and accurately present and summarize, in all material respects, the matters discussed therein as of the date hereof.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Allied Integral United, Inc.

June 11, 2021

We express no opinion on any issue relating to the tax consequences of the Merger other than those expressly set forth above. The foregoing opinion is based on the Code and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, potentially on a retroactive basis. We express no opinion other than as to the federal income tax laws of the United States of America. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position.

We are furnishing this opinion letter solely in connection with the consummation of the Merger and this opinion is not to be used or relied upon for any other purposes without our express written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, changes in the federal income tax laws or the application or interpretation thereof, any factual matters arising subsequent to the date hereof or the impact of any information, fact, document, certificate, record, representation, statement, covenant or assumption relied upon herein that becomes incorrect or untrue. Any change in applicable laws or facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the information, documents, certificates, records, statements, facts, covenants, assumptions or representations upon which we have relied, may affect the validity of the opinion set forth herein.

We hereby consent to the reference to our name under the headings “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Dykema Gossett, PLLC

Dykema Gossett, PLLC

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.